As filed with the Securities and Exchange Commission on April 12, 1996

                                   Registration No. 33-_____________

======================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                 -------------------------------------
                               FORM S-8
                        Registration Statement
                                 Under
                      The Securities Act of 1933
                 -------------------------------------

                   PREMIER FINANCIAL SERVICES, INC.
        (Exact name of registrant as specified in its charter)

          Delaware                           36-2852290
(State or other jurisdiction of         (I.R.S. employer
incorporation or organization)          identification no.)

                    27 West Main Street, Suite 101
                       Freeport, Illinois 61032
     (Address of principal executive offices, including zip code)

                   PREMIER FINANCIAL SERVICES, INC.
               EMPLOYEE SAVINGS AND STOCK PLAN AND TRUST
                       (Full title of the plan)

                            David L. Murray
                       Executive Vice President
                   Premier Financial Services, Inc.
                    27 West Main Street, Suite 101
                       Freeport, Illinois 61032
                (Name and address of agent for service)

                            (815) 233-3671
     (Telephone number, including area code, of agent for service)

                            With a copy to:

                          Shirley M. Lukitsch
                         Schiff Hardin & Waite
                           7200 Sears Tower
                        Chicago, Illinois 60606
                            (312) 258-5602
                 -------------------------------------

                                            CALCULATION OF REGISTRATION FEE
                                                        Proposed maximum      Proposed maximum          Amount of
      Title of Securities           Amount to be         offering price      aggregate offering       registration
        to be Registered           registered (1)         per share (2)           price (2)              fee (2)
  ---------------------------     -----------------     -----------------     -----------------     -----------------
 Common Stock, par value               75,000                $10.00               $750,000               $258.62
 $5.00 per share


 Interests in the Plan                   (3)                   (3)                   (3)                   (3)

(1)  No maximum number of shares are issuable under the Plan.

(2) Estimated on the basis of $10.00 per share, the average of the high and low sales prices as quoted on The Nasdaq Stock Market's National Market on April 9, 1996, pursuant to Rule 457(h) and 457(c).

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been filed by Premier Financial Services, Inc. (the "Registrant") or by the Premier
Financial Services, Inc. Employee Savings and Stock Plan and Trust (the "Plan") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b)  The Registrant's Current Report on Form 8-K, dated January
          18, 1996;

     (c) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994; and

     (d) The description of the Registrant's Common Stock, par value $5.00 per share (the "Common Stock") contained in the Registrant's Registration Statement on Form S-14, filed with the Securities and Exchange Commission (the "Commission"), effective March 26, 1976.

          All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under the General Corporation Law of the State of Delaware (the "Delaware Law"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with the defense or settlement of such an action, and the Delaware Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the company.

          Article Eighth of the Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify each person who is or was a director or officer of the Registrant to the full extent permitted by the Delaware Law.

          Article VI of the Restated By-laws of the Registrant ("Article VI") provides that to the extent permitted by the Delaware Law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Article VI provides that to the extent permitted by the Delaware Law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Article VI provides that any indemnification set forth above (unless ordered by a court) shall be made by the Registrant only upon a determination in the specific case that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Registrant) in a written opinion, or (3) by the stockholders.

          Article VI provides that to the extent a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Article VI provides that expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant. The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Finally, Article VI provides that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of Article VI or of the Delaware Law.

          The Registrant has insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          A.   Exhibits:

               The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement. No opinion of counsel is being filed since none of the shares of Common Stock to be offered and sold under the Plan will be newly issued shares. See also Item 8B, below.

          B.   Undertakings Pursuant to Item 8(b)

               The undersigned registrant hereby undertakes to submit the Plan, including all amendments thereto as of the date hereof, to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under
               Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)    To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)  To include any material information
          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freeport, State of Illinois, on this 20th day of February, 1996.

                         PREMIER FINANCIAL SERVICES, INC.
                              (Registrant)


                         By:    /s/ Richard L. Geach
                              ------------------------------
                              Richard L. Geach
                              President and Chief Executive
                              Officer

                           POWER OF ATTORNEY

          Each person whose signature appears below appoints Richard
L. Geach and David L. Murray or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock and interests in the Plan that are subject to this registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                          Title                             Date
     ---------                                          ------                            ----

/s/ Richard L. Geach                               President, Chief Executive        February 20, 1996
- -----------------------------------------          Officer and Director
Richard L. Geach                                   (Principal Executive Officer)


/s/ David L. Murray                                Executive Vice President,         February 20, 1996
- -----------------------------------------          Chief Financial Officer
David L. Murray                                    and Director
                                                   (Principal Financial and
                                                   Accounting Officer)

/s/ Donald E. Bitz                                 Director                          February 20, 1996
- -----------------------------------------
Donald E. Bitz



/s/ R. Gerald Fox                                  Director                          February 20, 1996
- -----------------------------------------
R. Gerald Fox



/s/ Charles M. Luecke                              Director                          February 20, 1996
- -----------------------------------------
Charles M. Luecke



/s/ Edward G. Maris                                Director                          February 20, 1996
- -----------------------------------------
Edward G. Maris



/s/ H. Barry Musgrove                              Director                          February 20, 1996
- ------------------------------------------
H. Barry Musgrove



/s/ Joseph C. Piland                               Director                          February 20, 1996
- -------------------------------------------
Joseph C. Piland

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freeport, State of Illinois, on February 20, 1996.

                                        PREMIER FINANCIAL SERVICES, INC.
                                        EMPLOYEE SAVINGS AND STOCK PLAN
                                        AND TRUST


                                        BY: PREMIER TRUST SERVICES, INC.,
                                                  as Trustee


                                        By:/s/ Kenneth A. Urban
                                           ---------------------------------
                                             President

                                       EXHIBIT INDEX

          Exhibit                                                Sequentially
          Number                   Description                   Numbered Page
          -------                  ------------                  -------------


          4.1            Premier Financial Services, Inc.
                         Employee Savings and Stock Plan and
                         Trust, as amended and restated as of
                         July 1, 1993, and subsequently amended
                         by the First Amendment thereto, dated
                         July 11, 1994, the Second Amendment
                         thereto, dated December 21, 1994, the
                         Third Amendment thereto, dated December
                         21, 1995 and the Fourth Amendment
                         thereto, dated December 21, 1995.

          23.1           Consent of KPMG Peat Marwick LLP.

          24             Powers of Attorney (contained on the
                         signature pages hereto).